HALE AND DORR LLP
                               COUNSELORS AT LAW

                                www.haledorr.com
                       60 STATE STREET o BOSTON, MA 02109
                         617-526-6000 o FAX 617-526-5000

                                                          October 31, 2003

Pioneer Papp Stock Fund
Pioneer Papp America Abroad Fund
Pioneer Papp America-Pacific Rim Fund
Pioneer Papp Small and Mid Cap Growth Fund
60 State Street
Boston, Massachusetts  02109

Ladies and Gentlemen:

     Each of the Pioneer Papp Stock Fund (the "Pioneer Stock Fund"), Pioneer Papp America Abroad Fund, Pioneer Papp America-Pacific Rim Fund (the "Pioneer America-Pacific Rim Fund") and Pioneer Papp Small and Mid Cap Growth Fund (the "Pioneer Small and Mid Cap Fund") is a series of the Pioneer Series Trust II (the "Trust"), which was established as a Delaware statutory trust under an Agreement and Declaration of Trust dated September 2, 2003. The beneficial interests thereunder are represented by transferable shares of beneficial interest, no par value.

     The Trustees have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. Pursuant to Article V,
Section 2 of the Declaration of Trust, the number of shares of beneficial interest authorized to be issued under the Declaration of Trust is unlimited and the Trustees are authorized to divide the shares into one or more series of shares and one or more classes thereof as they deem necessary or desirable. Pursuant to Article V, Sections 2 and 3 of the Declaration of Trust, the Trustees are empowered in their discretion to issue shares of any series for such amount and type of consideration, including cash or securities, and on such terms as the Trustees may authorize, all without action or approval of the shareholders. As of the date of this opinion, the Trustees have divided the shares into four series, Pioneer Stock Fund, Pioneer America Abroad Fund, Pioneer America-Pacific Rim Fund and Pioneer Small and Mid Cap Fund, and have further designated the shares of each such series as Class A, Class B, Class C, Class R and Class Y.

     We have examined the Declaration of Trust and By-Laws, each as amended from time to time, of the Trust, and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including, but not limited to, originals, or copies certified or otherwise identified to our satisfaction, of such documents, Trust records and other instruments. In our examination of the above documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified of photostatic copies.

     Any reference to "our knowledge", to any matter "known to us", "coming to our attention" or "of which we are aware" or any variation of any of the foregoing shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to the preparation

BOSTON  LONDON  MUNICH  NEW YORK  OXFORD  PRINCETON  RESTON  WALTHAM  WASHINGTON
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       Hale and Dorr LLP is a Massachusetts Limited Liability Partnership
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Pioneer Papp Stock Fund
Pioneer Papp America Abroad Fund
Pioneer Papp America-Pacific Rim Fund
Pioneer Papp Small and Mid Cap Growth Fund
[          ], 2003
Page 2

of the Trust's Registration Statement on Form N-14 or any amendments thereto, of the existence or absence of any facts which would contradict the opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Trust. Without limiting the foregoing, we have not examined any dockets or records of any court, administrative tribunal or other similar entity, or any electronic or computer databases, in connection with our opinions expressed below.

     Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the rights and remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Further, we do not express any opinion as to (i) the availability of the remedy of specific performance or any other equitable remedy upon breach of any provision of any agreement whether applied by a court of law or equity, (ii) the successful assertion of any equitable defense, or (iii) the right of any party to enforce the indemnification or contribution provisions of any agreement.

     In rendering the opinion below, insofar as it relates to the good standing and valid existence of the Trust, we have relied solely on a certificate of the Secretary of State of the State of Delaware, dated as of a recent date, and such opinion is limited accordingly and is rendered as of the date of such certificate.

     This opinion is limited to the Delaware Statutory Trust Act statute, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to compliance with any state or federal securities laws, including the securities laws of the State of Delaware.

     Our opinion below, as it relates to the non-assessability of the shares of the Trust, is qualified to the extent that any shareholder is, was or may become a named Trustee of the Trust. It is also qualified to the extent that, pursuant to Section 2 of Article VIII of the Declaration of Trust, the Trustees have the power to cause shareholders, or shareholders of a particular series, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing share ownership (or by both means).

     Subject to the foregoing, we are of the opinion that the Trust is a duly organized and validly existing statutory trust in good standing under the laws of the State of Delaware and that the shares of beneficial interest of each of the Pioneer Stock Fund, the Pioneer Papp America Abroad Fund, the Pioneer America-Pacific Rim Fund and the Pioneer Small and Mid Cap Fund, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Declaration of Trust, the Trust's Registration Statement on Form N-14 and the Agreement and Plans of Reorganization between the Trust and each of Papp Stock Fund, Inc. Papp America-Abroad Fund, Inc. Papp America-Pacific Rim Fund, Inc. and Papp Small & Mid Cap Growth Fund, Inc., will constitute legally and validly issued, fully paid and non-assessable shares of beneficial interest of each of the Pioneer Stock Fund, the Pioneer America Abroad Fund, the
Pioneer America-Pacific Rim Fund and the Pioneer Small and Mid Cap Fund, subject to compliance with the Securities Act of
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Pioneer Papp Stock Fund
Pioneer Papp America Abroad Fund
Pioneer Papp America-Pacific Rim Fund
Pioneer Papp Small and Mid Cap Growth Fund
[          ], 2003
Page 3

1933, as amended (the "Securities Act"), the Investment Company Act of 1940, as amended, and the applicable state laws regulating the sale of securities.

     We are opining only as to the specific legal issues expressly set forth herein, and no opinion should be inferred as to any other matters. We are opining on the date hereof as to the law in effect on the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Form N-14 under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                 Very truly yours,


                                                 /s/ Hale and Dorr LLP


                                                 Hale and Dorr LLP